UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2008

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

110 - 110th Avenue NE
Suite 685
Bellevue, Washington 98004
(Address of principal executive offices, including zip code)

(425) 450-0370
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On June 4, 2008, the board of directors of Oncothyreon Inc. (the “Company”), upon recommendation from the nominating and governance committee of the Company’s board of directors, voted to appoint Stephen K. Burley, M.D., D.Phil. as a director of the Company, effective immediately.  Dr. Burley was elected as a Class I director with a term expiring at the Company’s 2011 annual meeting of stockholders.  Dr. Burley was appointed to the nominating and governance committee of the Company’s board of directors.  Dr. Burley will receive fees consistent with those fees received by the existing directors for service as a director of the Company.

A press release announcing Dr. Burley’s appointment and the election of Daniel K. Spiegelman to the board of directors at the 2008 annual meeting of stockholders is attached hereto as exhibit 99.1 and is incorporated herein by reference.

(e)  On June 4, 2008, the compensation committee of the Company’s board of directors approved stock option grants to the Company’s named executive officers in accordance with the Company’s share option plan.  The stock options were granted with an exercise price equal to $3.43 (the closing price of the Company’s common stock on the NASDAQ Global Market on June 4, 2008) and a term of eight years from the date of grant.  Shares underlying each option vest in four equal annual installments beginning on June 4, 2009, such that all shares underlying such option will be vested on June 4, 2012, subject to the applicable executive’s continued employment with the Company.

Name and Title	Number of Shares Underlying Stock Option

Robert L. Kirkman, MD President & CEO	45,000

Gary Christianson, PE Chief Operating Officer	15,000

Edward A. Taylor, CGA Vice President, Finance & Administration, Chief Financial Officer and Secretary	10,000

D. Lynn Kirkpatrick, PhD Chief Scientific Officer	10,000

R. Rao Koganty, PhD Vice President and General Manager, Synthetic Biologics	5,000

Item 8.01	Other Events.

Changes in Board Committees

The board of directors has three standing committees. It periodically reassesses the membership of each committee. In connection with the election of Mr. Spiegelman and Dr. Burley to the board of directors, the board of directors approved the following changes in committee membership effective immediately:

Audit Committee	Compensation Committee	Nominating & Governance Committee
W. Vickery Stoughton, Chairman(a) Christopher S. Henney Daniel K. Spiegelman(a) Michael C. Welsh	Richard L. Jackson, Chairman Christopher S. Henney Daniel K. Spiegelman W. Vickery Stoughton	Michael C. Welsh, Chairman Stephen K. Burley Christopher S. Henney Richard L. Jackson

(a)	Mr. Spiegelman will replace Mr. Stoughton as chair of the audit committee effective as of July 1, 2008. Mr. Stoughton will remain a member of the audit committee.

Changes in Annual Compensation for Non-Employee Directors

On June 4, 2008, the Board set the compensation for non-employee members of the board of directors for the year commencing on January 1, 2008.

The following table sets forth the previous and new annual compensation levels of the non-employee directors:

Board Compensation	Year	Compensation
Annual Retainer	2008	$50,000
	2007	$25,000
Stock Compensation(a)	2008	$30,000
	2007	$7,408
Chairman’s Annual Fee	2008	$50,000
	2007	$50,000
Committee Fees
Audit Committee, Chairman	2008	$25,000
	2007	$10,000
Compensation Committee, Chairman	2008	$5,000
	2007	$3,000
Nominating & Governance, Chairman	2008	$5,000
	2007	$3,000

(a)
In 2007, non-employee directors received 989 restricted stock units (“RSUs”).  The grant date fair value of such RSU, computed in accordance with SFAS 123(R) was $7,408.  In 2008, non-employee directors will receive an annual grant of $30,000 worth of RSUs calculated by dividing $30,000 by the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date.  Each RSU may be converted into one share of Company common stock at the end of the grant period, which has been five years for each of the RSUs we have granted.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated June 9, 2008.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Edward A. Taylor
Edward A. Taylor
Chief Financial Officer and VP of Finance and Administration

Date: June 9, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 9, 2008.